EXHIBIT 23.6

CONSENT OF WRIGHT AND COMPANY

     We hereby consent to the incorporation by reference of our name in the Annual Report on Form 10-K/A of Range Resources Corporation (the “Company”) for the fiscal year ended December 31, 2003, to which this consent is an exhibit.

WRIGHT AND COMPANY

Brentwood, Tennessee
April 6, 2004

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